Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2021 and, if not defined in the Form 8-K, the Proxy Statement.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, and presents the combination of the historical financial information of Switchback and ChargePoint adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement.

Switchback and ChargePoint have different fiscal years. Switchback’s fiscal year ends on December 31, whereas ChargePoint’s fiscal year ends on January 31. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical audited condensed balance sheet of Switchback as of December 31, 2020 and the historical unaudited condensed consolidated balance sheet of ChargePoint as of October 31, 2020 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on December 31, 2020.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited statement of operations of Switchback for the year ended December 31, 2020 and the historical unaudited condensed consolidated statement of operations of ChargePoint for the twelve months ended October 31, 2020 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement, as summarized below, had been consummated on January 1, 2020. The historical unaudited financial information of ChargePoint for the twelve months ended October 31, 2020 was derived by adding the historical unaudited condensed consolidated statement of operations of ChargePoint for the nine months ended October 31, 2020 to the historical audited consolidated statement of operations for the year ended January 31, 2020 and subtracting the historical unaudited condensed consolidated statement of operations for the nine months ended October 31, 2019. Revenue and net loss for ChargePoint for the three months ended January 31, 2020 were $43.2 million and $33.8 million, respectively.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

the historical audited financial statements of Switchback as of and for the year ended December 31, 2020 included in Switchback’s Annual Report filed on Form 10-K filed with the SEC on February 10, 2021 and incorporated by reference;

•

the historical audited consolidated financial statements of ChargePoint as of and for the year ended January 31, 2020, and the historical unaudited condensed consolidated financial statements of ChargePoint as of and for the nine months ended October 31, 2020 included in the Proxy Statement and incorporated by reference;

•

other information relating to Switchback and ChargePoint included in the Proxy Statement and incorporated by reference, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination.”

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Switchback,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ChargePoint” and other financial information included elsewhere in the Proxy Statement and incorporated by reference.

Description of the Business Combination

Pursuant to the Business Combination Agreement, Merger Sub merged with and into ChargePoint, with ChargePoint surviving the Merger. ChargePoint became a wholly owned subsidiary of Switchback and was immediately renamed “ChargePoint Holdings, Inc.” Upon the consummation of the Business Combination, Eligible ChargePoint Equityholders received (or have the right to receive) shares of New ChargePoint Common Stock at a deemed value of $10.00 per share after giving effect to the Exchange Ratio. Accordingly, immediately following the consummation of the Business Combination, 217,021,368 shares of New ChargePoint Common Stock were issued and outstanding, 68,896,726 shares were reserved for the potential future issuance of New ChargePoint Common Stock upon the exercise of New ChargePoint stock options and upon the exercise of ChargePoint warrants, and 27,000,000 shares of New ChargePoint Common Stock were reserved for the potential future issuance of the Earnout Shares, based on the following transactions contemplated by the Business Combination Agreement:

•

the conversion of all outstanding shares of ChargePoint’s redeemable convertible preferred stock into shares of ChargePoint Common Stock at the conversion rate effective at the time of the Business Combination as calculated pursuant to the ChargePoint Charter;

•

the cancellation of each issued and outstanding share of ChargePoint Common Stock (including shares of ChargePoint Common Stock resulting from the conversion of ChargePoint’s redeemable convertible preferred stock, but excluding shares of ChargePoint Restricted Stock) and the conversion into the right to receive a number of shares of New ChargePoint Common Stock equal to the Exchange Ratio;

•

the conversion of all outstanding ChargePoint Warrants into warrants exercisable for shares of New ChargePoint Common Stock except for the number of shares exercisable therefor and the exercise price, each of which was adjusted using the Exchange Ratio;

•

the conversion of all outstanding ChargePoint Options into options exercisable for shares of New ChargePoint Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio;

• the conversion of all outstanding shares of ChargePoint Restricted Stock, which shares are excluded from the determination of the Exchange Ratio, into shares of New ChargePoint Common Stock at the Exchange Ratio, which shares will continue to be governed by the same terms and conditions (including vesting and repurchase terms) effective immediately prior to the Effective Time; and

•

during the Earnout Period, New ChargePoint may issue to Eligible ChargePoint Equityholders up to 27,000,000 shares of additional New ChargePoint Common Stock, comprised of three separate tranches of 9,000,000 shares of New ChargePoint Common Stock each, issuable upon the occurrence of each Earnout Triggering Event. The issuance of the Earnout Shares would dilute all New ChargePoint Common Stock outstanding at that time. Based on the capital structure as of the close of Business Combination, the 9,000,000 shares issued in connection with each Earnout Triggering Event, would represent approximately 3.2%, 6.5% and 9.7% of shares outstanding.

Other Events in connection with the Business Combination

Other events that took place in connection with the Business Combination are summarized below:

•	the issuance and sale of 22,500,000 shares of New ChargePoint Common Stock at a purchase price of $10.00 per share pursuant to the PIPE Financing;

•	the repayment and settlement of all amounts outstanding under ChargePoint’s term loan following the Closing Date;

•

pursuant to the terms of the Founders Stock Letter, the initial stockholders surrendered 984,706 Founder Shares to Switchback for no consideration, whereupon such Founder Shares were immediately cancelled, while an additional 900,000 Founder Earn Back Shares remain subject to potential forfeiture until the closing volume weighted average price per share of New ChargePoint Common Stock achieves $12.00 for any ten trading days within any twenty consecutive trading day period during the five-year period following the Closing (the “Founder Earn Back Triggering Event”); and

•

at the Closing, the Sponsor exercised its right to convert a portion of the working capital loans made by the Sponsor to Switchback into an additional 1,000,000 private placement warrants at a price of $1.50 per warrant in satisfaction of $1.5 million principal amount of such loans of which $1.3 million was outstanding as of December 31, 2020.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, Switchback is treated as the “acquired” company for financial reporting purposes. This determination is primarily based on ChargePoint stockholders comprising a relative majority of the voting power of New ChargePoint and having the ability to nominate the members of the New ChargePoint Board. ChargePoint’s operations prior to the acquisition comprising the only ongoing operations of New ChargePoint, and ChargePoint’s senior management comprising a majority of the senior management of New ChargePoint. Accordingly, for accounting purposes, the financial statements of New ChargePoint will represent a continuation of the financial statements of ChargePoint with the Business Combination being treated as the equivalent of ChargePoint issuing stock for the net assets of Switchback, accompanied by a recapitalization. The net assets of Switchback will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of ChargePoint in future reports of New ChargePoint.

The contingent obligations to issue Earnout Shares are expected to be accounted for as liability classified instruments because the Earnout Triggering Events that determine the number of Earnout Shares required to be issued include events that are not solely indexed to the fair value of common stock of New ChargePoint. The contingently forfeitable Founder Earn Back Shares are expected to be accounted for as an equity classified instrument to issue a fixed number of shares if the Founder Earn Back Triggering Event is achieved. The Founder Earn Back Triggering Event is not based on an observable market price or index other than ChargePoint’s own stock price. ChargePoint is in the process of finalizing its accounting for the Business Combination, which closed on February 26, 2021, and will be reflected in New ChargePoint’s interim financial statements for the first quarter of fiscal year 2022. ChargePoint is evaluating the accounting treatment of the Earnout Shares and Founder Earn Back Shares arrangements and assessing if the impacts of the arrangements should remain as a long term liability and in equity, respectively, or if a portion should be reclassified to equity and as a long term liability, respectively. Pro forma adjustments have been made for the liabilities related to the Earnout Shares. If arrangements are accounted for as a liability upon finalization of the accounting for the Business Combination, then the liability would be recognized at fair value upon the Closing and remeasured in future reporting periods through the statement of operations.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of New ChargePoint upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any additional Business Combination proceeds remaining after the outstanding borrowings under ChargePoint’s term loan are paid down are expected to be used for other general corporate purposes. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New ChargePoint following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Switchback and ChargePoint have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information reflects Switchback stockholders’ approval of the Business Combination on February 25, 2021, and that Switchback public stockholders holding 33,009 shares have elected to redeem their shares prior to the Closing.

The following summarizes the New ChargePoint Common Stock issued and outstanding immediately after the Business Combination:

	Pro Forma Combined (Shares)%
Switchback Class A stockholders	31,378,754	11.3
Switchback Class B stockholders(1)	6,868,235	2.5
Former ChargePoint stockholders(2)(3)	217,021,368	78.1
PIPE Financing	22,500,000	8.1

Total	277,768,357	100.0

(1)

Amount excludes the 984,706 Founder Shares surrendered to Switchback and includes 900,000 shares of New ChargePoint Common Stock subject to forfeiture until the Founder Earn Back Triggering Event has occurred.

(2)

Following the Closing, the Eligible ChargePoint Equityholders will have the right to receive up to 27,000,000 Earnout Shares in three equal tranches upon the occurrence of the Earnout Triggering Events during the Earnout Period. Because the Earnout Shares are contingently issuable based upon the share price of New ChargePoint reaching certain thresholds that have not yet been achieved, the pro forma New ChargePoint Common Stock issued and outstanding immediately after the Business Combination excludes the 27,000,000 Earnout Shares.

(3)	Amount includes 345,689 shares of New ChargePoint Common Stock subject to repurchase related to the conversion of all outstanding shares of ChargePoint Restricted Stock.

The unaudited pro forma condensed combined balance sheet and statement of operations are based on the assumption that there are no adjustments for the outstanding Switchback Warrants issued in connection with its IPO as such securities are not exercisable until 30 days after the Closing. There are also no adjustments for the estimated 68,896,726 shares reserved for the potential future issuance of the New ChargePoint Common Stock upon the exercise of the options and warrants to be issued to holders of ChargePoint Options and ChargePoint Warrants upon the consummation of the business combination, as such events have not yet occurred.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2020

(in thousands)

	As of December 31, 2020	As of October 31, 2020
	Switchback (Historical)	ChargePoint, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$112	$168,693	$316,991	A	$611,925
			(34,781)	B
			(10,924)	C
			(34,478)	D
			(18,576)	E
			225,000	F
			(333)	O
			221	P
Restricted cash	—	400	—		400
Accounts receivable, net	—	28,318	—		28,318
Inventories	—	30,680	—		30,680
Prepaid expenses and other current assets	238	14,817	—		15,055

Total current assets	350	242,908	443,120		686,378
Investments held in Trust account	316,991	—	(316,991)	A	—
Property and equipment, net	—	29,019	—		29,019
Operating lease right-of-use assets	—	21,793	—		21,793
Goodwill	—	1,215	—		1,215
Other assets	—	4,317	(3,898)	D	419

Total Assets	$317,341	$299,252	$122,231		$738,824

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	39	16,698	(3,473)	D	13,264
Accrued and other current liabilities	4,133	37,310	(4,133)	E	37,310
Accrued expenses—related party	76	—	—		76
Due to related party	1,279	—	(1,279)	P	—
Franchise tax payable	200	—	—		200
Income tax payable	201	—	—		201
Deferred revenue	—	39,435	—		39,435
Debt, current	—	5,833	(5,833)	B	—

Total current liabilities	5,928	99,276	(14,718)		90,486
Deferred revenue, noncurrent	—	42,324	—		42,324
Debt, noncurrent	—	28,948	(28,948)	B	—
Operating lease liabilities	—	22,110	—		22,110
Deferred underwriting commissions	10,924	—	(10,924)	C	—
Redeemable convertible preferred stock warrant liability	—	21,019	(21,019)	L	—
Earnout liability	—	—	929,880	Q	929,880
Other long-term liabilities	—	836	—		836

Total liabilities	16,852	214,513	854,271		1,085,636

Unaudited Pro Forma Condensed Combined Balance Sheet — (continued)

As of December 31, 2020

(in thousands)

	As of December 31, 2020	As of October 31, 2020
	Switchback (Historical)	ChargePoint, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Commitments and contingencies
Redeemable convertible preferred stock	—	615,756	(615,756)	H	—
Common shares subject to possible redemption	295,489	—	(295,489)	G	—
Stockholders’ equity (deficit):					—
Common Stock	—	—	2	F	28
			3	G
			22	J
			1	I
Class B Common Stock	1	—	(1)	I	—
ChargePoint Common Stock	—	2	19	H	—
			(21)	J
Additional paid-in capital	9,210	57,618	(34,903)	D	243,275
			(14,443)	E
			224,998	F
			295,486	G
			615,737	H
			(1)	J
			(4,211)	K
			21,019	L
			348	M
			1,130	N
			(333)	O
			1,500	P
			(929,880)	Q
Accumulated other comprehensive income	—	28	—		28
Accumulated deficit	(4,211)	(588,665)	(348)	M	(590,143)
			4,211	K
			(1,130)	N

Total stockholders’ equity (deficit)	5,000	(531,017)	179,205		(346,812)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$317,341	$299,252	$122,231		$738,824

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share data)

	Year Ended December 31, 2020	Months Ended October 31, 2020
	Switchback (Historical)	ChargePoint, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Networked charging systems	$—	$93,464	$—		$93,464
Subscriptions	—	37,462	—		37,462
Other	—	16,416	—		16,416

Total revenue	—	147,342	—		147,342

Cost of revenue
Networked charging systems	—	89,462	—		89,462
Subscriptions	—	19,272	—		19,272
Other	—	5,726	—		5,726

Total cost of revenue	—	114,460	—		114,460

Gross profit	—	32,882	—		32,882

Operating expenses:
Research and development	—	73,304	340	AA	73,644
Sales and marketing	—	53,068	454	AA	53,522
General and administrative	5,749	24,639	2,668	BB	33,392
			336	AA
Franchise tax expense	200	—	—		200

Total operating expenses	5,949	151,011	3,798		160,758

Loss from operations	(5,949)	(118,129)	(3,798)		(127,876)
Interest income	—	806	—		806
Interest expense	—	(3,305)	3,305	CC	—
Change in fair value of redeemable convertible preferred stock warrant liability	—	(18,520)	18,520	DD	—
Other income (expense), net	1,160	(611)	(1,160)	EE	(611)

Net income (loss) before income taxes	(4,789)	(139,759)	16,867		(127,681)

Provision for income taxes	202	329	(202)	FF	329

Net income (loss)	$(4,991)	$(140,088)	$17,069		$(128,010)

Accretion of beneficial conversion feature of redeemable convertible preferred stock	—	(60,377)	60,377	GG	—
Cumulative undeclared dividends on redeemable convertible preferred stock	—	(3,960)	3,960	GG	—
Deemed dividend for vested option and common stock warrant holders	—	—	(182,443)	HH	(182,443)

Net income (loss) attributable to common stockholders	$(4,991)	$(204,425)	$(101,037)		$(310,453)

Weighted average shares outstanding of Common Stock					276,522,668
Basic and diluted net loss per share—Common Stock					$(1.12)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, Switchback is treated as the “acquired” company for financial reporting purposes. This determination is primarily based on ChargePoint stockholders comprising a relative majority of the voting power of New ChargePoint and having the ability to nominate the members of the New ChargePoint Board, ChargePoint’s operations prior to the acquisition comprising the only ongoing operations of New ChargePoint, and ChargePoint’s senior management comprising a majority of the senior management of New ChargePoint. Accordingly, for accounting purposes, the financial statements of New ChargePoint will represent a continuation of the financial statements of ChargePoint with the Business Combination treated as the equivalent of ChargePoint issuing stock for the net assets of Switchback, accompanied by a recapitalization. The net assets of Switchback will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of ChargePoint in future reports of New ChargePoint.

Switchback and ChargePoint have different fiscal years. Switchback’s fiscal year ends on December 31, whereas ChargePoint’s fiscal year ends on January 31. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical audited condensed balance sheet of Switchback as of December 31, 2020 and the historical unaudited condensed consolidated balance sheet of ChargePoint as of October 31, 2020 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on December 31, 2020.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 gives pro forma effect to the Business Combination and the other transactions contemplated by the Business Combination Agreement as if they had been consummated on January 1, 2020. The historical unaudited financial information of ChargePoint for the twelve months ended October 31, 2020 was derived by adding the historical unaudited condensed consolidated statement of operations of ChargePoint for the nine months ended October 31, 2020 to the historical audited consolidated statement of operations for the year ended January 31, 2020, and subtracting the historical unaudited condensed consolidated statement of operations for the nine months ended October 31, 2019. Revenue and net loss for ChargePoint for the three months ended January 31, 2020 were $43.2 million and $33.8 million, respectively.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•	the historical audited financial statements of Switchback as of and for the year ended December 31, 2020 included in Switchback’s Form 10-K filed with the SEC on February 10, 2021;

•

the historical audited consolidated financial statements of ChargePoint as of and for the year ended January 31, 2020, and the historical unaudited condensed consolidated financial statement of ChargePoint as of and for the nine months ended October 31, 2020 included herein; and

•	other information relating to Switchback and ChargePoint included herein.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this Form 8-K. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to New ChargePoint’s additional paid-in capital and are assumed to be cash settled.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2020 are as follows:

(A)

Reflects the liquidation and reclassification of $317.0 million of investments held in the Trust Account to cash and cash equivalents that becomes available for general use by New ChargePoint following the Closing, assuming no redemptions. See adjustment note 2 (O) below for actual redemptions in connection with the closing of the Business Combination.

(B)	Reflects the repayment and settlement of all amounts outstanding under ChargePoint’s term loan following the Closing.

(C)	Reflects the payment of $10.9 million of deferred underwriters’ fees incurred during Switchback’s IPO due upon the Closing.

(D)

Represents direct and incremental transaction costs of $34.5 million incurred by ChargePoint prior to, or concurrent with, the Closing. As of October 31, 2020, ChargePoint had deferred transaction costs incurred of $3.9 million, of which $3.5 million was unpaid.

(E)

Represents direct and incremental transaction costs of $14.5 million and other organizational costs of $4.1 million incurred by Switchback prior to, or concurrent with, the Closing that are to be cash settled upon Closing in accordance with the Business Combination Agreement, excluding the $10.9 million of deferred underwriting fees related to the Switchback initial public offering as described in adjustment note 2 (C). As of December 31, 2020, Switchback had unpaid related costs of $4.1 million.

(F)

Reflects the proceeds of $225.0 million from the issuance and sale of 22.5 million shares of Common Stock at $10.00 per share pursuant to the Subscription Agreements entered into with New PIPE Investors in connection with the PIPE Financing.

(G)	Reflects the reclassification of Switchback common shares subject to possible redemption to permanent equity immediately prior to the Closing.

(H)	Reflects the conversion of ChargePoint redeemable convertible preferred stock into ChargePoint Common Stock pursuant to the conversion rate effective immediately prior to the Effective Time.

(I)	Reflects the conversion of 6,868,235 shares of Switchback Class B Common Stock into shares of Common Stock including the forfeiture of 984,706 shares of Class B Common Stock upon the Closing.

(J)	Represents the recapitalization of common shares between ChargePoint Common Stock and New ChargePoint Common Stock.

(K)	Reflects the elimination of Switchback’s historical accumulated deficit.

(L)

Reflects the reclassification of ChargePoint redeemable convertible preferred stock warrant liability to additional paid-in capital as a result of ChargePoint redeemable convertible preferred stock warrants being exchanged for New ChargePoint warrants.

(M)

Represents the stock-based compensation expense related to the stock option awards granted to ChargePoint’s Chief Executive Officer for which the performance-based vesting condition was satisfied upon the Closing of the Business Combination, calculated using the accelerated attribution method. The expense is booked as a cumulative catch up adjustment from September 15, 2020, the date of the award’s modification when the performance-based vesting condition became contingent on the Closing, to the pro forma balance sheet date. The awards will vest in a single installment on January 31, 2024 subject to the Chief Executive Officer’s continuous employment through such date.

(N)

Reflects the preliminary estimated fair value of the incremental compensation provided to holders of vested ChargePoint Options which, under the terms of the Business Combination Agreement, have been modified to be allowed to participate as Eligible ChargePoint Equityholders with the right to contingently receive a pro rata portion of the ChargePoint Earnout Shares upon achievement of the Earnout Triggering Events. There are no future service requirements related to the Earnout Triggering Events. The preliminary estimate of the incremental compensation was calculated as the difference between the preliminary estimated fair value of the modified award and the preliminary estimated fair value of the original award immediately before it was modified, both determined using an option-pricing model. The preliminary estimated fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial information. The actual fair value of the incremental compensation is subject to change as additional analyses are performed and such changes could be material once the final valuation as of the modification date is determined.

(O)

Represents the cash disbursed to redeem 33,009 shares of Switchback’s Common Stock in connection with the Business Combination at an assumed redemption price of approximately $10.09 per share based on funds held in the trust account as of December 31, 2020.

(P)

Represents the conversion of a portion of the working capital loans made by the Sponsor to Switchback into an additional 1,000,000 private placement warrants at a price of $1.50 per warrant in satisfaction of $1.3 million principal amount of such loans as of December 31, 2020 and additional $0.2 million loan subsequent to December 31, 2020.

(Q)

Reflects the preliminary estimated fair value of the Earnout Shares contingently issuable to the Eligible ChargePoint Equityholders as of the Closing. The preliminary fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial information. The actual fair value could change materially. Refer to Note 4 for more information.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(AA)

Reflects the preliminary estimated fair value of the incremental compensation provided to holders of vested ChargePoint Options which, under the terms of the Business Combination Agreement, have been modified to be allowed to participate as Eligible ChargePoint Equityholders with the right to contingently receive a pro rata portion of the ChargePoint Earnout Shares upon achievement of the Earnout Triggering Events. There are no future service requirements related to the Earnout Triggering Events. The preliminary estimate of the incremental compensation was calculated as the difference between the preliminary estimated fair value of the modified award and the preliminary estimated fair value of the original award immediately before it was modified, both determined using an option-pricing model. The preliminary estimated fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial information. The actual fair value of the incremental compensation is subject to change as additional analyses are performed and such changes could be material once the final valuation as of the modification date is determined.

(BB)

Represents the annual amount of ongoing stock-based compensation expense related to the stock option awards granted to ChargePoint’s Chief Executive Officer for which the performance-based vesting condition was satisfied upon the Closing of the Business Combination, calculated using the accelerated attribution method. The awards will vest in a single installment on January 31, 2024 subject to the Chief Executive Officer’s continuous employment through such date.

(CC)	Reflects the elimination of interest expense on ChargePoint’s outstanding term loan that is to be repaid as described in adjustment note 2 (B).

(DD)

Reflects the elimination of the loss on Series A redeemable convertible preferred stock warrant liability as a result of ChargePoint redeemable convertible preferred stock warrants being exchanged for New ChargePoint warrants.

(EE)	Represents the elimination of investment income related to the investments held in the Switchback Trust Account.

(FF)	Represents the income tax impact of the elimination of investment income related to the investments held in the Switchback Trust Account.

(GG)

Reflects the elimination of the accretion of the beneficial conversion feature related to redeemable convertible preferred stock which is deemed to be converted into shares of New ChargePoint Common Stock as of January 1, 2020 and the elimination of the cumulative undeclared redeemable convertible preferred stock dividend (Series H-1).

(HH)

Reflects the preliminary estimated fair value of the Earnout Shares contingently issuable to holders of vested ChargePoint Options and common stock warrants accounted for as a one-time deemed distribution. The preliminary estimated fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial information. The actual fair value of the incremental compensation is subject to change as additional analyses are performed and such changes could be material once the final valuation as of the modification date is determined. Refer to Note 4 for more information.

3. Net Loss per Share

Represents the net loss per share for the year ended December 31, 2020 calculated using the historical basic and diluted weighted average shares outstanding as a result of the pro forma adjustments. As the Business Combination is being reflected as if it had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The 900,000 Founder Earn Back Shares issued and outstanding are participating securities that contractually entitle the holders of such shares to participate in nonforfeitable dividends. The financial statements reflect a net loss in all periods presented and no loss amounts have been allocated to the Founder Earn Back Shares because they do not have a contractual obligation to share in losses. The Founder Earn Back Shares have been excluded from basic and diluted pro forma net loss per share as such shares are contingently recallable until the Founder Earn Back Triggering Event has occurred. The 27,000,000 Earnout Shares, issuable in three equal tranches to the Eligible ChargePoint Equityholders have been excluded from basic and diluted pro forma net loss per share as such shares are contingently issuable until the Earnout Triggering Events have occurred.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

Year Ended December 31, 2020
(in thousands, except share and per share data)
Pro forma net loss attributable to common stockholders	$(310,453)
Weighted average shares outstanding – basic and diluted	276,522,668
Net loss per share – basic and diluted	$(1.12)
Weighted average shares outstanding – basic and diluted
Switchback Class A stockholders	31,378,754
Switchback Class B stockholders	5,968,235
PIPE Investors	22,500,000
Former ChargePoint stockholders(1)	216,675,679

Total weighted average shares outstanding – basic and diluted	276,522,668

(1)	Amount excludes 345,689 shares of New ChargePoint Common Stock subject to repurchase related to the conversion of all outstanding shares of ChargePoint Restricted Stock.

The following outstanding shares of Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share for the period presented above because including them would have had an anti-dilutive effect:

Switchback warrants to purchase shares of New ChargePoint Common Stock	15,992,155
ChargePoint options that will convert into a right to purchase shares of New ChargePoint Common Stock	30,135,695
ChargePoint common stock warrants and preferred stock warrants that will convert into a right to purchase shares of New ChargePoint Common Stock	38,761,031
Warrants to issue New ChargePoint Common Stock issued to Sponsor in satisfaction of the working capital loans	1,000,000

Total	85,888,881

The 27,000,000 Earnout Shares and the 900,000 Founder Earn Back Shares are excluded from the pro forma anti-dilutive table as the underlying shares are contingently issuable and contingently recallable, respectively, until the Earnout Triggering Events and Founder Earn Back Triggering Event have occurred.

4. Earnout Shares

The contingent obligations to issue Earnout Shares are expected to be accounted for as liability classified instruments because the Earnout Triggering Events that determine the number of Earnout Shares required to be issued include events that are not solely indexed to the common stock of New ChargePoint. The preliminary estimated fair value of the Earnout Shares is $929.9 million.

The preliminary estimated fair value of the Earnout Shares was determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the Earnout Period using the most reliable information available. Assumptions used in the valuation were as follows:

Current stock price: the stock price was set at $34.49 per share for New ChargePoint Common Stock based on the closing price as of the valuation date of February 24, 2021, which was two business days prior to the Closing.

Expected volatility: the volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to ChargePoint’s business corresponding to the expected term of the awards.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected five-year term of the Earnout Period.

Expected term: The expected term is the five-year term of the Earnout Period.

Expected dividend yield: The expected dividend yield is zero as ChargePoint has never declared or paid cash dividends and New ChargePoint has no current plans to do so during the expected term.

The actual fair value of the Earnout Shares is subject to change as additional information becomes available and additional analyses are performed and such changes could be material.